EXHIBIT 10.14

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into by and among C. Mark Campbell (“Campbell”), Bergen Commercial Bank (now known as Greater Community Bank) (the “Bank”) and Greater Community Bancorp (“GCB”) as of the 31st day of July, 2006 (the “Effective Date”).

WHEREAS, Campbell, the Bank and GCB wish to modify the employment relationship between Campbell and the Bank and GCB on the Effective Date of this Agreement; and

WHEREAS, as of the Effective Date of this Agreement, Campbell will no longer serve as Director, President and Chief Operating Officer of the Bank, as Director, President and Chief Operating Officer of GCB, as well as all other director and officer positions with the Company's subsidiaries; and

WHEREAS, Campbell, the Bank and GCB desire to resolve all outstanding issues with respect to the employment relationship and the separation thereof.

NOW, THEREFORE, Campbell, the Bank and GCB agree as follows:

1.    Except as provided herein, this Agreement supersedes the Employment Agreement of C. Mark Campbell, dated March 2, 2005, Campbell’s 1998 Employment Agreement, and all other agreements between the parties to date and Campbell shall not be entitled to any other sums or remuneration including severance pay.

2.     As of the Effective Date of this Agreement, Campbell shall resign as Director, President and Chief Operating Officer of the Bank, as Director, President and Chief Operating Officer of GCB, as well as all other director and officer positions with the Company's subsidiaries. For the period from July 31, 2006 through July 31, 2007 (the “Continued Employment Period”), the Bank and GCB agree to continue to pay Campbell his annual salary of Three Hundred Seventy Thousand Dollars ($370,000.00), less normal withholdings and deductions, which amount is equal to the annual salary Campbell was being paid immediately prior to the Effective Date of this Agreement. Campbell acknowledges that these sums and benefits, and the other sums and benefits contained herein, represent sufficient consideration for the releases and covenants contained herein and in Exhibit A hereto.

3.     During the Continued Employment Period, Campbell shall continue to be provided the following benefits maintained by the Bank and/or GCB for the benefit of its employees:

(a)    Campbell shall continue to be eligible to participate in the group health, medical, and/or dental insurance plans, the group term life insurance benefits and the group disability benefits.

(b)     Campbell shall continue to participate in the Supplemental Earnings Retirement Plan (“SERP”). In accordance with the terms of the SERP and in accordance with applicable law, the Bank and GCB hereby agree to make a contribution to the SERP on Campbell’s behalf in the amount of

Eighty-three Thousand Four Hundred Thirty-four Dollars (83,434.00) on January 1, 2007 or within a reasonable time upon invoicing from the plan administrator, whichever occurs later. No other payments shall be made on Campbell's behalf to the SERP.

(c)     Campbell shall continue to participate in the savings portion of the 401(k) Plan, but shall be excluded from the profit sharing portion of the 401(k) Plan for the remainder of 2006 and 2007.

(d)     Campbell shall continue to be reimbursed in the amount of Nine Hundred Dollars ($900.00) per month as an automobile allowance for automobile expenses, including automobile insurance.

(e)     Campbell shall continue to be reimbursed on a monthly basis for country club membership fees and dues.

4.     Stock Options. Campbell currently has 10,250 outstanding options. The number of outstanding options may change due to stock dividends, including the stock dividend which is scheduled to occur on July 31, 2006 and which it is anticipated will result in the issuance of an additional 256.25 options to Campbell, and other circumstances. These options shall continue to be governed by the applicable agreements pursuant to which they were issued including, but not limited to, paragraphs 4 and 11 of the Employment Agreement of C. Mark Campbell, dated March 2, 2005 and the Stock Option Agreements.

5.     Performance of Services. In consideration for the payments and benefits provided in Paragraphs 2 and 3 above, Campbell hereby agrees to provide during the Continued Employment Period such services and perform such functions as reasonably requested by the Bank and/or GCB and as mutually agreeable to the parties.

6.     Termination Date. Effective July 31, 2007 (the “Termination Date”), Campbell shall resign as an employee and his employment by the Bank and GCB shall terminate. Campbell hereby agrees to execute at the time of such termination the Waiver and Release Agreement attached hereto as Exhibit “A” and which is in the form and language as provided in Paragraphs 7, 8, 9, 11, 12, 13, 15 and 17 hereof. Beginning on the Termination Date, Campbell shall be eligible to elect continuation of coverage under the medical/dental benefits plan the Bank and/or GCB maintains for the benefit of their employees in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA) at Campbell’s expense.

7.     Severance Amounts. For the period beginning with the Termination Date and continuing through September 30, 2015, the Bank and GCB hereby agree to pay Campbell severance pay in the amount of Twenty-Five Thousand Dollars ($25,000.00) per year, provided he signs the release attached as Exhibit A as required by this Agreement. Such amount shall be paid in a lump sum on or about August 1st of each year with a pro-rated amount being paid for the period of August and September 2015. With regard to payment for 2007, this sum shall not be paid until Campbell signs Exhibit A and its seven day revocation period has expired. Payments in accordance with this Paragraph shall terminate if Mr. Campbell becomes employed by another person or business, which employment provides Mr. Campbell with eligibility to participate in any health, medical, and/or health insurance plan.

8.      In consideration of the foregoing benefits, and to the extent fullest permitted by law, Mr. Campbell, for himself, heirs and assigns, agrees never to sue, in any way complain of, file a charge (or permit such a charge to be filed on his behalf) or grieve against the Company, its parent corporations, or its or theirs affiliates or subsidiaries, or its or their past, current or future officers, directors, agents, shareholders, employees, predecessors, successors or assigns (hereinafter collectively referred to as the “Releasees”). Mr. Campbell releases the Releasees of and from any and all claims, whether currently known or unknown, and whether brought by or on behalf of Mr. Campbell. This release includes, without limitation by enumeration, claims for back pay, front pay, personal injury, breach of contract, compensatory and punitive damages, injunctive and declaratory relief, attorneys’ fees (which claim is also hereby released by Mr. Campbell’s attorneys) and for future damages allegedly arising from the alleged continuation of the effects of any past action, omission or event. This release includes any and all suits, charges, liability and damages, in law or in equity (including, without limitation by enumeration, any complaints, claims and suits under the United State and New Jersey Constitutions; 42 U.S.C§§ 1981, 1981a, 1983, 1985, 1986 and 1988; Title VII of the Civil Rights Act of 1964, as amended 42 U.S.C. § 2000e et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621 et seq.; the Federal Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employment Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001 et seq.; Executive Order 11246; the Conscientious Employee Protection Act, N.J.S.A. 34:19-1 et seq.; New Jersey employment laws; and any other law, ordinance or regulation prohibiting discrimination in employment or otherwise regulating the employment relationship). This release includes any and all matters in connection with, or based wholly partially upon, without limitation by enumeration, acts of age or other discrimination, retaliation, suspension, discharge, promotion, transfer, harassment, libel, slander, infliction of emotional distress, interference with prospective business relationships, invasion of privacy, failure to interview, hire or appoint, terms and conditions of employment, breach of employment contract, wrongful discharge or constructive discharge allegedly committed against Mr. Campbell by the Releasees, or in any way arising directly or indirectly out of Mr. Campbell’s employment with and termination from GCG and/or the Bank, up to and including the date Mr. Campbell signs this Agreement.

9.      Mr. Campbell agrees not to make disparaging remarks about any of the Releasees, or their products or practices (including but not limited to, personnel practices).

10.     Mr. Campbell agrees that while he continues to be employed by GCB until July 31, 2007, he shall not serve as an officer or director or employee of any bank holding company, bank, savings association or mortgage company with its principal office in Bergen County and Passaic County, New Jersey, and which offers products or services in such county, competing with those offered by GCB or any of its banking subsidiaries. Mr. Campbell further agrees to abide by the Confidentiality Provisions contained in the March 2, 2005 Employment Agreement. If there is a breach or threatened breach of the provisions of this paragraph or the prohibitions upon disclosure contained in the March 2, 2005 Employment Agreement, Mr. Campbell acknowledges and agrees that there may not be adequate remedy at law for such breach and that GCB and the Bank each shall be entitled to injunctive relief restraining him from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach.

11.     Mr. Campbell represents and promises that he has no documents (including computer documents) or materials relating to GCB and/or the Bank or their businesses at his house or elsewhere, including, but not limited to,

•	Customer lists - electronic copies and printed copies
•	Past and present Company e-mail correspondence, addressed to anyone.
•	Passwords and/or security codes to access computer assets.
•	Keys to office facilities, P.O. Boxes, desks, lock boxes, etc. that are the property of GCB or the Bank.

12.	Mr. Campbell acknowledges that:

(a)	he has read the foregoing document, understands its contents and agrees to its terms and conditions freely and voluntarily;
(b)	he has made an independent investigation of the facts and does not rely on any statements or representations by GCB, the Bank, their agents or representatives, in entering into this Agreement;
(c)	he has consulted with legal counsel before signing this Agreement;
(d)
he understands and agrees that this Agreement includes a final general release and that, as stated in paragraph 6 of this Agreement, he can make no further claims against any of the Releasees for any matters having connection with the events covered herein;

(e)	he has twenty-one (21) days from the date of receipt of this Agreement within which to consider it;
(f)
he may, within seven (7) calendar days following the date he executes this Agreement and returns it to GCB and the Bank cancel and terminate this Agreement by giving written notice of his intent to terminate to Greater Community Bancorp at 55 Union Boulevard, Totowa, New Jersey 07511 and Greater Community Bank at 55 Union Boulevard, Totowa, New Jersey 07511 and by returning to GCB and the Bank the amount specified in paragraph 2 of this Agreement, to the extent he has already received that payment, and this Agreement shall not become effective or enforceable until the seven-day period has expired. TIME IS OF THE ESSENCE WITH REGARD TO THIS SUBPARAGRAPH; and

(g)	he wants no further claims.

13.     The parties understand and agree that any breach by any of them of any of the foregoing covenants shall entitle them to bring an action for failure to comply with the terms of this Agreement and, further, should the non-breaching party prevail in such action, the non-breaching party shall be entitled to recover its or his actual reasonable attorneys’ fees and costs as part of such action. In addition, the parties agree that the remedy at law for breach of this Agreement shall be inadequate and that the non-breaching party shall be entitled to injunctive relief and any other remedy or relief ordered by a court.

14.     Mr. Campbell, GCB and the Bank each acknowledge that this Agreement is a joint product and shall not be construed against any party on the grounds of sole authorship. Mr. Campbell hereby authorizes and ratifies all that his attorneys, if any, may have done or may do in the effectuation of this Agreement.

15.     Neither the signing of this Agreement nor any actions taken by GCB or the Bank in compliance with the terms of this Agreement constitute an admission that they have acted wrongfully toward, unlawfully discriminated against, or wrongfully discharged Campbell or that they have violated any federal, state or local law, Executive Order or regulation or that they have breached an employment contract with Mr. Campbell.

16.     Should any of the provisions of this Agreement be rendered invalid by a court or government agency or competent jurisdiction, it is agreed that this shall not in any way affect the enforceability of the other provisions of this Agreement, which shall remain in full force and effect provided, however, that if the release of claims and covenant not to sue in Paragraph 8 above is held to be invalid or enforceable by GCB or the Bank, then this Agreement shall be void in its entirety and GCB and the Bank shall be entitled to the return of all sums paid pursuant to Paragraph 2, hereunder. This Agreement constitutes the complete understanding between Campbell, GCB and the Bank. No other promises or agreements shall be binding unless signed by these parties.

17.    The parties agree to execute any further documents deemed necessary or advisable to GCB and the Bank to perfect or better document the matters herein.

18.     Except to the extent preempted by Federal law, the laws of the State of New Jersey shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

19.     This Agreement shall be personal to and binding on Campbell, his agents, attorneys, personal representatives, executors, administrators, heirs, beneficiaries, successors, and assigns, and shall be binding on the Bank and GCB and any and all of their successors, purchasers, and assigns.

20.     The parties acknowledge and agree that to the extent required by law, this Agreement may be filed with federal agencies, including but not limited to the Securities and Exchange Commission.

Date: July 10, 2006	/s/ C. Mark Campbell
C. Mark Campbell

GREATER COMMUNITY BANK
Date: July 10, 2006	/s/ Charles J. Volpe
Charles J. Volpe, Director

GREATER COMMUNITY BANCORP
Date:July 10, 2006	/s/ Charles J. Volpe
Charles J. Volpe, Director and
Chairman of the Compensation Committee

EXHIBIT A
WAIVER AND RELEASE AGREEMENT

In consideration of the benefits received by me in the Employment Agreement, dated July 31, 2006, and to the extent fullest permitted by law, I, C. Mark Campbell, for myself, my heirs and assigns, agree never to sue, in any way complain of, file a charge (or permit such a charge to be filed on my behalf) or grieve against the Company, its parent corporations, or its or theirs affiliates or subsidiaries, or its or their past, current or future officers, directors, agents, shareholders, employees, predecessors, successors or assigns (hereinafter collectively referred to as the “Releasees”). I release the Releasees of and from any and all claims, whether currently known or unknown, and whether brought by or on behalf of me. This release includes, without limitation by enumeration, claims for back pay, front pay, personal injury, breach of contract, compensatory and punitive damages, injunctive and declaratory relief, attorneys’ fees (which claim is also hereby released by my attorneys) and for future damages allegedly arising from the alleged continuation of the effects of any past action, omission or event. This release includes any and all suits, charges, liability and damages, in law or in equity (including, without limitation by enumeration, any complaints, claims and suits under the United State and New Jersey Constitutions; 42 U.S.C§§ 1981, 1981a, 1983, 1985, 1986 and 1988; Title VII of the Civil Rights Act of 1964, as amended 42 U.S.C. § 2000e et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621 et seq.; the Federal Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employment Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001 et seq.; Executive Order 11246; the Conscientious Employee Protection Act, N.J.S.A. 34:19-1 et seq.; New Jersey employment laws; and any other law, ordinance or regulation prohibiting discrimination in employment or otherwise regulating the employment relationship). This release includes any and all matters in connection with, or based wholly partially upon, without limitation by enumeration, acts of age or other discrimination, retaliation, suspension, discharge, promotion, transfer, harassment, libel, slander, infliction of emotional distress, interference with prospective business relationships, invasion of privacy, failure to interview, hire or appoint, terms and conditions of employment, breach of employment contract, wrongful discharge or constructive discharge allegedly committed against me by the Releasees, or in any way arising directly or indirectly out of my employment with and termination from GCG and/or the Bank, up to and including the date I sign this Agreement.

I agree not to make disparaging remarks about any of the Releasees, or their products or practices (including but not limited to, personnel practices).

I acknowledge that I continue to be bound by the covenants not to compete and confidentiality clauses contained in the July 31, 2006 Employment Agreement.

I represent and promise that I have no documents (including computer documents) or materials relating to GCB and/or the Bank or their businesses at my house or elsewhere, including, but not limited to,

•	Customer lists - electronic copies and printed copies
•	Past and present Company e-mail correspondence, addressed to anyone.
•	Passwords and/or security codes to access computer assets.

•	Keys to office facilities, P.O. Boxes, desks, lock boxes, etc. that are the property of GCB or the Bank.

I acknowledge that:

(h)	I have read the foregoing document, understands its content and agree to its terms and conditions freely and voluntarily;
(i)	I have made an independent investigation of the facts and does not rely on any statements or representations by GCB, the Bank, their agents or representatives, in entering into this Agreement;
(j)	I have consulted with legal counsel before signing this Agreement;
(k)
I understand and agree that this Agreement includes a final general release and that, as stated herein and in paragraph 8 of the Employment Agreement, dated July 31, 2006, I can make no further claims against any of the Releasees for any matters having connection with the events covered herein;

(l)	I have twenty-one (21) days from the date of receipt of this Agreement within which to consider it;
(m)
I may, within seven (7) calendar days following the date I execute this Agreement and return it to GCB and the Bank cancel and terminate this Agreement by giving written notice of my intent to terminate to Greater Community Bancorp at 55 Union Boulevard, Totowa, New Jersey 07511 and Greater Community Bank at 55 Union Boulevard, Totowa, New Jersey 07511 and by returning to GCB and the Bank the amount specified in paragraph 2 of the Employment Agreement, dated July 31, 2006, to the extent I have already received that payment, and this Agreement shall not become effective or enforceable until the seven-day period has expired. TIME IS OF THE ESSENCE WITH REGARD TO THIS SUBPARAGRAPH; and

(n)	I want no further claims.

I understand and agree that any breach by me of any of the foregoing covenants shall entitle the Bank and GCB to bring an action against me for failure to comply with the terms of this Agreement and, further, should the non-breaching party prevail in such action, the non-breaching party shall be entitled to recover its or his actual reasonable attorneys’ fees and costs as part of such action. In addition, I agree that the remedy at law for breach of this Agreement shall be inadequate and that the non-breaching party shall be entitled to injunctive relief and any other remedy or relief ordered by a court.

I acknowledge that this Agreement is a joint product and shall not be construed against any party on the grounds of sole authorship. I hereby authorize and ratify all that my attorneys, if any, may have done or may do in the effectuation of this Agreement.

I understand that if any of the provisions of this Agreement are rendered invalid by a court or government agency or competent jurisdiction, I agree that this shall not in any way affect the enforceability of the other provisions of this Agreement, which shall remain in full force and effect provided, however, that if the release of claims and covenant not to sue are held to be invalid or enforceable by GCB or the Bank, then this Agreement shall be void in its entirety and GCB and the Bank shall be entitled to the return of all sums paid pursuant to Paragraph 2 of the Employment

Agreement effective July 31, 2006 and hereunder. This Agreement constitutes the complete understanding between me, GCB and the Bank. No other promises or agreements shall be binding unless signed by these parties.

I acknowledge that this release shall be binding upon me and my agents, attorneys, personal representatives, executors, administrators, heirs, beneficiaries, successors, and assigns

Except to the extent preempted by Federal law, I understand that the laws of the State of New Jersey shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

Date:
C. Mark Campbell

GREATER COMMUNITY BANK

Date:	By:

GREATER COMMUNITY BANCORP

Date:	By: